UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under § 240.14a-12

PROCACCIANTI HOTEL REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROCACCIANTI HOTEL REIT, INC.
1140 Reservoir Avenue
Cranston, RI 02920-6320
October 10, 2023
Dear Stockholder:
You are cordially invited to attend our 2023 Annual Meeting of Stockholders to be held on December 22, 2023, at 10:00 a.m. local time at our offices located at 1140 Reservoir Avenue, Cranston, RI, 02920-6320.
The matters expected to be acted upon at the meeting are described in the following Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement.
Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Procaccianti Hotel REIT, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of Procaccianti Hotel REIT, Inc. by voting on the business to come before this meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or by signing, dating and promptly returning your proxy card enclosed with the proxy materials. For special instructions on how to vote your shares, please refer to the instructions on the proxy card. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.
We look forward to seeing you at the meeting.
Sincerely,

James A. Procaccianti Chief Executive Officer, President and Chairman of the Board of Directors

PROCACCIANTI HOTEL REIT, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2023
To Procaccianti Hotel REIT, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on December 22, 2023, at 10:00 a.m. local time at our offices located at 1140 Reservoir Avenue, Cranston, RI, 02920-6320. The purposes of the meeting are to:
1. consider and vote upon the re-election of five directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and
2. transact such other business as may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.
The proposals and other related matters are discussed in the following pages, which are made part of this notice.
Only stockholders of record at the close of business on October 7, 2023 are entitled to receive this notice and to vote at the 2023 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2023 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 22, 2023.
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxypush.com/PROC
You may obtain directions to attend the 2023 Annual Meeting of Stockholders of the Company by calling (866) 606-2741.
All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.
Sincerely,
By Order of the Board of Directors

Ron Hadar Secretary
Cranston, Rhode Island
October 10, 2023
PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROCACCIANTI HOTEL REIT, INC.
1140 Reservoir Avenue
Cranston, RI, 02920-6320
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2023 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Why did you send me this proxy statement?

A:
We sent you this proxy statement and the enclosed proxy card because our board of directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s common stock at the 2023 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement and the proxy card are being mailed to you on or about October 11, 2023.

Q:
What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is any of James A. Procaccianti, Gregory Vickowski, or Ron Hadar. They will vote your shares of common stock as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote FOR ALL of the director nominees. With respect to any other proposals that may be voted upon, they will vote in accordance with the recommendation of the Board or, in the absence of such a recommendation, in their discretion. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or submit your proxy by telephone or over the Internet to us as soon as possible whether or not you plan on attending the meeting in person.

If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.
Q:
When is the annual meeting and where will it be held?

A:
The annual meeting will be held on December 22, 2023, at 10:00 a.m. local time at our offices located at 1140 Reservoir Avenue, Cranston, RI, 02920-6320.

Q:
How many shares of common stock can vote?

A:
As of the close of business on the record date of October 7, 2023, there were 3,902,017 shares of our Class K common stock (“K Shares”) issued and outstanding, 1,360,226 shares of our Class K-I common stock (“K-I Shares”) issued and outstanding, 13,946 shares of our Class K-T common stock (“K-T Shares”) issued and outstanding, and 581,410 shares of our Class A common stock (“A Shares”) issued and outstanding. Every stockholder of record as of the close of business on the record date, is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes. For purposes of this proxy statement, when we refer to common stock, we are referring to K Shares, K-1 Shares, K-T Shares and A Shares.

Q:
What is a “quorum”?

A:
A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares as of the record date. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum. Broker non-votes will also be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:
What may I vote on?

A:
At the annual meeting, you will be asked to (i) consider and vote upon the election of five directors, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; and (ii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Q:
How does the Board recommend I vote on the proposals?

A:
The Board unanimously recommends that you vote your shares “FOR ALL” nominees for election as director who are named as such in this proxy statement. No director has informed us that he intends to oppose any action intended to be taken by us.

Q:
Who is entitled to vote?

A:
Anyone who owned our common stock at the close of business on October 7, 2023, the record date, is entitled to vote at the annual meeting.

Q:
What vote is required to approve each proposal that comes before the annual meeting?

A:
To elect the director nominees, the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees.

Q:
How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the annual meeting. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR ALL nominees for director, and (ii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxies.

Q:
Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:
What if I return my proxy card and then change my mind?

A:
You have the right to revoke your proxy at any time before the vote by:

(1)
notifying Ron Hadar, our secretary, in writing at our offices located at 1140 Reservoir Avenue, Cranston, RI, 02920-6320;

(2)
attending the meeting in person to vote; or

(3)
authorizing another proxy again at a later date using the same procedure as set forth above, but before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:
How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the election of directors and an approval of certain charter amendments, if any other business is properly presented at the annual meeting, your proxy gives authority to James A. Procaccianti, our chief executive officer, president and chairman of the Board, Gregory Vickowski, our chief financial officer and treasurer, and Ron Hadar, our secretary, to vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in their discretion.

Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, our directors and officers, or employees of Procaccianti Hotel Advisors, LLC, our advisor, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of affiliates of our advisor for such services. We have retained Mediant Communications, Inc. (“Mediant”) to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of services incidental to the proxy solicitation to be approximately $7,500, excluding out of pocket expenses.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:
If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us toll-free at (877) 227-4141 to let us know that you will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:
If I share my residence with another stockholder of the Company, how many copies of the proxy statement should I receive?

A:
The SEC has adopted a rule concerning the delivery of disclosure documents that allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, notice of availability of proxy materials, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and the Company. It reduces the volume of duplicative information received at your household and helps the Company reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy or voting instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Mediant at (844) 857-5731 or write to P.O. Box 8035, Cary, North Carolina 27512-9916. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

Q:
Whom should I call if I have any questions?

A:
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Mediant Communications, Inc.
P.O. Box 8035
Cary, North Carolina 27512-9916
Toll-Free: (844) 857-5731

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all five members of our Board. Those persons elected will serve as directors until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The Board has nominated the following people for re-election as directors:
•
James A. Procaccianti

•
Gregory Vickowski

•
Lawrence Aubin

•
Thomas R. Engel

•
Ronald S. Ohsberg

Each of the nominees for director is a current member of our Board. The principal occupation and certain other information about the nominees are set forth below. Mr. James A. Procaccianti is the sibling of Ms. Elizabeth Procaccianti, who is the Chief Operating Officer of our advisor. We are otherwise not aware of any family relationships among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The vote of holders of a majority of all shares present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the Board, is necessary for the election of a director. This means that a nominee for the Board needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to the Board. Because of this requirement, “withheld” votes and broker non-votes will have the effect of a vote against each nominee for the Board. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS.
CERTAIN INFORMATION ABOUT MANAGEMENT
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our Board.
Board Membership Criteria and Selection of Directors
The Board annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
The Board is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our Board. Pursuant to our charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, our Board solicits candidate recommendations from its own members and management of the Company. We have not and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our Board also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our Board, recommendations made by stockholders must be submitted within the time frame required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our Board will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our Board) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the Board is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our Board may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.
Director Nominees
Our Board has nominated each of the following individuals for election as a director to serve until our 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Messrs. Aubin, Engel and Ohsberg are independent directors.
Name	Age	Positions
James A. Procaccianti	65	President, Chief Executive Officer, & Chairman of the Board of Directors
Gregory Vickowski	62	Chief Financial Officer, Treasurer, Director
Lawrence Aubin	78	Independent Director
Thomas R. Engel	79	Independent Director
Ronald S. Ohsberg	59	Independent Director
James A. Procaccianti has served as our president, chief executive officer and chairman of the Board since August 2016, and is responsible for overall strategic planning, organizational development, new business development, investor relations, franchise relations, and acquisitions. Mr. Procaccianti has served as the president and chief executive officer of Procaccianti Companies, our sponsor, and its predecessors since February 1980. In addition, he has served as a manager of Procaccianti Hotel Advisors, LLC, our advisor, since August 2016 and has served on the advisor’s investment committee since August 2016.
For more than 30 years Mr. Procaccianti has been in the business of acquiring, renovating, and managing investment real estate. Mr. Procaccianti possesses the hands-on experience that can only come from having owned, managed, or developed over 20 million square feet of real estate — billions of dollars of commercial and residential properties.
In the hospitality industry, Mr. Procaccianti has owned, operated, and managed more than 100 hotels. Mr. Procaccianti has developed franchise relationships with top hotel brand families, such as Hyatt, Marriott, Hilton, Starwood, and InterContinental Hotels Group, or IHG. Additionally, he has completed numerous complex acquisitions with national institutional real estate investors, such as GE Pension Trust, Starwood, FelCor, Lend Lease, Host Marriott/Marriott International, Bank of America, and CalPERS, the largest public employee pension fund in the United States.
Mr. Procaccianti is a highly active corporate citizen, serving on multiple executive boards, including the board of trustees for Rhode Island Hospital, the advisory committee for Hasbro Children’s Hospital, and the board of directors for Crossroads RI, Rhode Island’s largest homeless shelter. Additionally, Mr. Procaccianti established the Procaccianti Family Foundation, which provides monetary and in-kind support for dozens of nonprofit organizations.
Providence Business News recognized Mr. Procaccianti as one of the top 25 ‘Driving Forces’ for his contributions to the Rhode Island business community for his efforts and success over the past twenty five years.
Mr. Procaccianti was selected to serve as a director and chairman because of his extensive hotel, real estate and capital markets experience, in addition to his leadership role with our sponsor, all of which are expected to bring valuable insight to the Board.
Mr. Procaccianti attended Bryant University in Smithfield, Rhode Island.
Gregory Vickowski has served as our chief financial officer and treasurer since August 2016. He also has served as Chief Financial Officer of our sponsor, its subsidiaries, and predecessors and TPG Hotels & Resorts, Inc. since December 2005. In addition, he has served as a manager of our advisor and on its investment committee since August 2016. He is responsible for raising and negotiating equity and debt financing, negotiation of purchase and sale agreements in support of asset acquisitions and dispositions, and participating in hotel management/franchise company selection, contract negotiation, and implementing our investment strategy and asset management for our investment portfolio while also overseeing all areas of accounting and management information systems. He also oversees the management of the sponsors’ other investment funds, which have assets with a gross value of nearly $1 billion.
Mr. Vickowski joined the predecessor of the sponsor as corporate controller in 1988 and has been instrumental in growing the sponsor into a nationally recognized hospitality organization. He has more than 25 years of hospitality industry experience encompassing all aspects of hotel investment and ownership. He has sourced direct deals and developed creative partnerships/ownership structures, has been involved in the review of hundreds of real estate investment transactions, and has negotiated contracts with virtually every major hospitality brand. He has developed long-standing relationships with key industry brokers and leading lenders, has completed complex purchase transactions with Met Life, Starwood, Host Marriott, Lend Lease, IHG, Hyatt, Hilton, Lowe Enterprises, FelCor Lodging, and CalPERS, and has completed equity investments with Och-Ziff, CalPERS, Rockpoint, and others.
Prior to joining the sponsor, Mr. Vickowski worked for a real estate development company where he was responsible for finance and information technology. He also served as a member of the management team at an international architectural firm in corporate finance.
Mr. Vickowski earned a bachelor’s degree from the University of Massachusetts-Dartmouth in business administration, a master’s degree from the University of Rhode Island in Kingston, Rhode Island in Business with course concentrations in finance and MIS and a master’s degree in taxation from Bryant

University in Smithfield, Rhode Island. He is a member of the Pension Real Estate Association and the Hotel Asset Management Association.
Mr. Vickowski was selected to serve as a director because of his extensive financial and investment expertise and experience in hotel, real estate and capital markets, in addition to his leadership role as Chief Financial Officer with our sponsor, all of which are expected to bring valuable insight to the Board.
Lawrence Aubin has served as an independent director since August 2016. Mr. Aubin has served as the President and CEO of Aubin Corporation, a commercial and industrial development firm headquartered in Seekonk, Massachusetts since November 1983. An active corporate and community leader, Mr. Aubin has focused his service on support of organizations that are intrinsic to the regional economy and essential to growth in human capital and quality of life in southeastern New England.
Since October 2014, Mr. Aubin has served as the Chairman of Lifespan Corporation, a Rhode Island-based health network encompassing Rhode Island Hospital and Hasbro Children’s Hospital and three other hospitals (The Miriam Hospital, Newport Hospital, and Bradley Hospital), as well as Gateway Healthcare, the region’s largest behavioral health provider, He previously served as Vice Chairman of the Lifespan Board of Director’s Co-chairman of the combined Board of Trustees of Rhode Island Hospital and The Miriam Hospital, and Chairman of the Board of Trustees of Rhode Island Hospital.
At the Board level, Mr. Aubin helped to lead strategic investments and realignments supporting new levels of innovation, effectiveness, and efficiency among Lifespan’s member organizations — including the blending of the unique strengths of two distinguished teaching hospitals, Rhode Island Hospital and The Miriam Hospital. Mr. Aubin has also chaired or served on the Lifespan Development Committee, Finance Committee, and Facilities Committee — helping to transform the Rhode Island Hospital campus through construction of the Bridge Building, the Emergency Department, the Comprehensive Cancer Center, new surgical suites, and a pediatric imaging center, and restoration of the historic Jane Brown Building to create state-of-the-art clinical space.
Mr. Aubin is a member of the Commercial Banking Advisory Board of Citizens Bank, and has contributed his expertise to the boards of several leading regional financial institutions — including Durfee-Attleboro Bank, South Shore Bank, and Bank of Boston — over the past four decades. Since 2009, he has served as a member of the Providence College Business Advisory Council.
Mr. Aubin was selected to serve as a director because of his extensive leadership skills in running large institutional organizations, in addition to his leadership and experience in the real estate industry, all of which are expected to bring valuable insight to the Board.
Thomas R. Engel has served as an independent director since August 2016. Mr. Engel has served as the President of T.R. ENGEL Group, LLC, since May 1998, a Boston-based, entrepreneurial hotel advisory and asset management firm. Mr. Engel is actively engaged as a hotel advisor and asset manager across three continents, working on the toughest and most sophisticated of client lodging assignments. Prior to forming T.R. ENGEL Group, Thomas Engel spent eight (8) years as Executive Vice President, Equitable Real Estate Investment Management Inc., (Equitable/AXA) where he founded, then managed its $1.8 billion global Lodging and Leisure Group. Earlier he created/co-founded three lodging brands — Embassy Suites, Crowne Plaza Hotels & Resorts and Hawthorn Suites by Wyndham hotels. Mr. Engel has also served as a director of Eagle Hospitality Properties Trust (Formerly NYSE: EHP).
Mr. Engel entered the lodging business following an earlier career in brand management at Unilever and Revlon, Inc., New York City. Engel graduated from the University of St. Thomas and Northwestern University. He is an adjunct professor, Chairman Emeritus, Advisory Board, Boston University’s School of Hospitality Administration, Member of American Hotel & Lodging Associations Investment and Management Committees., and a veteran of the United States Marine Corps Air Corps.
Mr. Engel was selected to serve as a director because of his extensive experience in the hospitality brands industry, prior board experience and leadership skills in the oversight of hospitality assets, all of which are expected to bring valuable insight to the Board.
Ronald S. Ohsberg has been an independent director since August 2016. Mr. Ohsberg also serves as the chairman of our audit committee. Mr. Ohsberg has been the Senior Executive Vice President, Chief Financial

Officer and Treasurer of the Washington Trust Bancorp since February 2018, having joined the company as Senior Executive Vice President and Treasurer in June 2017. Washington Trust Bancorp offers a comprehensive range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts.
Previously, he served as Executive Vice President — Finance of Linear Settlement Services since July 2016 in Middletown, Rhode Island. Linear provides nationwide title insurance and closing services pertaining to commercial and residential real estate transactions. Prior to joining Linear Settlement Services, Mr. Ohsberg spent twelve years at Citizens Financial Group (Citizens), a $138 billion Rhode Island-based bank holding company, in various capacities including Executive Vice President, Corporate Controller and Chief Accounting Officer since 2009. In this position he assisted in executing the largest United States commercial bank IPO in a series of four equity offerings aggregating $12.3 billion and established Citizens’ Sarbanes-Oxley public-company governance structure and procedures. He was also responsible for all SEC and regulatory reporting and corporate accounting functions as well as a member of various corporate governance committees. Commencing in 2004 through 2009, he was Senior Vice President, Director of Corporate Reporting at Citizens responsible for all aspects of financial reporting to Citizens’ regulators and its parent Company, Royal Bank of Scotland.
Mr. Ohsberg also worked at Bank of America’s predecessor FleetBoston Financial from 1992 to 2004 in various positions culminating as Senior Vice President, Director of Accounting. He was responsible for the monthly accounting closing process and associated analytics of a $200 billion financial institution, in addition to managing the successful corporate-wide implementation of Sarbanes-Oxley procedures. Mr. Ohsberg started his career in the audit department at KPMG, an international audit, tax and advisory firm.
Mr. Ohsberg received Bachelor of Science degrees in Accounting and Finance, and Master of Business Administration degree, from the University of Rhode Island. Mr. Ohsberg is also a Certified Public Accountant.
Mr. Ohsberg was selected to serve as a director because of his extensive financial, accounting and public company reporting and compliance expertise and experience, in addition to his leadership role with Linear, all of which are expected to bring valuable insight to the Board.
Attendance at Board Meetings and the Annual Stockholder Meeting
The Board held five meetings during the fiscal year ended December 31, 2022. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of our Board held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of our Board on which he served during the periods in which he served.
Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting of Stockholders, we encourage all of our directors to attend.
Director Independence
As required by our charter, a majority of the members of our Board must qualify as “independent directors” as affirmatively determined by the Board. Our Board consults with our legal counsel and counsel to the independent directors, as applicable, to ensure that our Boards’ determinations are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent director.”
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Aubin, Engel and Ohsberg qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, was attached as an appendix to the proxy statement for our 2022 Annual Meeting of Stockholders, which was filed with the SEC on October 7, 2022. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.
Committees of our Board of Directors
Audit Committee
The Board maintains one standing committee, the audit committee, to assist in fulfilling its responsibilities. The audit committee is composed of Messrs. Aubin, Engel and Ohsberg, all three of whom are independent directors. The audit committee reports regularly to the full Board and annually evaluates its performance. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the Board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Board has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our website at www.prochotelreit.com by clicking on “Corporate Governance,” and then on “Audit Committee Charter.”
Although our shares are not listed for trading on any national securities exchange, all three members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While all three members of the audit committee have significant financial and/or accounting experience, the Board has determined that Mr. Ohsberg satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Ohsberg as our audit committee financial expert. The audit committee met four times during 2022.
Compensation Committee
Our Board believes that it is appropriate for our Board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.
Nominating Board of Directors — Functions
We believe that our Board is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our Board develop the criteria necessary for prospective members of our Board and participate in the consideration of director nominees. The primary functions of the members of our Board relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the Board, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.
Officer and Director Hedging
Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors, as well as officers or employees of our advisor, our sponsor and their affiliates, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. For the year ended December 31, 2022, there were no such hedging transactions by any of our officers and directors or by any officers or employees of our advisor, our sponsor and their affiliates, or any of their designees.

Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairman of Procaccianti Hotel REIT, Inc. Audit Committee, c/o Corporate Secretary, 1140 Reservoir Avenue, Cranston, RI, 02920-6320.
The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our Board as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.
Board Leadership Structure
Our Board believes that our Chief Executive Officer is well qualified and best situated to serve as Chairman because he is the Board member most familiar with the Company’s strategic business plan, real estate, public and capital markets and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent Board members and management have different perspectives and roles in strategy development. Our independent Board members bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and leadership.
We do not have a lead independent director. However, the Board believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:
•
A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•
Each of our directors is elected annually by our stockholders.

•
Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval, of our Board, including a majority of the independent directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight
The Board oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
The Board is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers and our advisor. In particular, the Board may determine at any time to terminate our advisor, and must evaluate the performance of our advisor, and re-authorize the advisory agreement, on an annual basis.
In addition, the audit committee is responsible for assisting the Board in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.

Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our officers and employees, and the employees of our advisor. The policy may be located on our website at https://www.prochotelreit.com by clicking on “Corporate Governance,” and then on “Code of Business Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Compensation of Directors
Directors who are also officers or employees of our advisor or their affiliates (Messrs. Procaccianti and Vickowski) do not receive any special or additional remuneration for service on the Board or any of its committees. Each non-employee director receives compensation for service on the Board and any of its committees as provided below:
•
an annual retainer of $27,500 (pro-rated for a partial term);

•
$1,000 for each board meeting attended in person;

•
$500 for each board meeting attended by telephone conference;

•
$500 for each audit committee meeting attended in person ($375 for attendance by the chairperson of the audit committee at each meeting of the audit committee);

•
$250 for each audit committee meeting attended by telephone conference; and

•
in the event that there is a meeting of the Board and one or more committees on a single day, the fees paid to each director will be limited to $1,500 per day.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.
Our long-term incentive plan provides each new independent director that joins our Board with 250 restricted K Shares in connection to his or her initial election to the Board. In addition, in connection with an independent director’s re-election to our Board at each annual meeting of stockholders, he or she will receive an additional 250 restricted K Shares. Restricted K Shares issued to independent directors will vest in equal amounts annually over a four-year period on and following the first anniversary of the date of grant in increments of 25% per annum; provided, however, that the restricted K Shares will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.
We have authorized and reserved 5,000,000 K Shares and 1,500,000 A Shares for issuance under our long-term incentive plan. Our long-term incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to directors, officers, employees and consultants of ours selected by our Board for participation in our long-term incentive plan. Restricted stock and stock options granted under the long-term incentive plan will not exceed an amount equal to 5% of the outstanding shares of our K Shares and A Shares on the date of grant of any such award. Any stock options granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our K Shares or A Shares on the date of grant.

Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2022:
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation	Total
James A. Procaccianti	$—	$—	$—	$—	$—	$—	$—
Gregory Vickowski	$—	$—	$—	$—	$—	$—	$—
Lawrence Aubin	$30,500	$2,573	$—	$—	$—	$—	$33,073
Thomas R. Engel	$30,500	$2,573	$—	$—	$—	$—	$33,073
Ronald S. Ohsberg	$30,500	$2,573	$—	$—	$—	$—	$33,073
Compensation Committee Interlocks and Insider Participation
We do not have a standing compensation committee and do not separately compensate our executive officers. Therefore, none of our executive officers participated in any deliberations regarding executive compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
During the fiscal year ended December 31, 2022, James A. Procaccianti and Gregory Vickowski also served as officers, directors and/or key personnel of our advisor, our property manager, and/or other affiliated entities. As such, they did not receive any separate compensation from us for services as our directors and/or executive officers. For information regarding transactions with such related parties, see the section entitled “Transactions with Related Persons, Promoters and Certain Control Person.”
Executive Officers
The following individuals currently serve as our executive officers:
James A. Procaccianti, age 65, serves as our President and Chief Executive Officer, is one of our directors, and is a member of our advisor’s investment committee. Mr. Procaccianti is also the President and Chief Executive Officer of our sponsor and is a manager of our advisor. For more than 30 years, Mr. Procaccianti has been in the business of acquiring, renovating, and managing investment real estate. Mr. Procaccianti has owned, managed, or developed over 20 million square feet of real estate. Within the hospitality industry, Mr. Procaccianti has owned, operated, and managed more than 100 hotels. Through his vision and leadership, Procaccianti Companies has grown to become one of the largest private hotel companies in the country. He has been instrumental in developing franchise relations with top hotel brand families, such as Hyatt, Marriott, Hilton, Starwood, and IHG. He has completed numerous complex acquisitions with national institutional real estate investors, such as GE Pension Trust, Starwood, FelCor, Lend Lease, Host Marriott/Marriott International, Bank of America, and CalPERS, the largest public employee pension fund in the United States.
Gregory Vickowski, age 62, serves as our Chief Financial Officer and Treasurer, is one of our directors, and is a member of our advisor’s investment committee. Mr. Vickowski also serves as Chief Financial Officer for the sponsor and TPG Hotels and Resorts, Inc. and is a manager of our advisor. He is responsible for raising and negotiating equity and debt financing; negotiating purchase and sale agreements in support of asset acquisitions and dispositions; participating in hotel management/ franchise company selection and contract negotiation; and implementing our investment strategy and asset management function for our investment portfolio, while also overseeing all areas of accounting and management information systems. He further oversees the management of our sponsor’s other investment funds, which have assets with a gross value of nearly $1 billion. Mr. Vickowski joined Procaccianti Companies in 1988 and has been instrumental in its growth into a nationally recognized hospitality organization. He has more than 25 years of hospitality industry experience encompassing all aspects of hotel investment and ownership. He has sourced direct deals and developed creative partnerships/ownership structures, has been involved in the review of hundreds of real estate investment deals, and has negotiated contracts with virtually every major hospitality brand. He has developed long-standing relationships with key industry brokers and leading lenders and has completed complex transactions with Met Life, Starwood, Host Marriott, Lend Lease, IHG, Hyatt, Hilton, Lowe Enterprises, FelCor Lodging, and CalPERS and has completed equity investments with Och-Ziff, CalPERS, Rockpoint, and others.
Ron Hadar, age 55, has served as our secretary and general counsel since August 2016. Mr. Hadar has also served as our sponsor’s assistant general counsel since August 2015 and became the sponsor’s and TPG Hotels and Resorts, Inc.’s general counsel in January 2016. Mr. Hadar has also served as our advisor’s general counsel since August 2016. He is responsible for all legal matters with respect to hotel development, acquisitions and divestitures, debt and capital placement, contracting matters, corporate governance, and asset management for the Procaccianti Companies, its subsidiaries, and our advisor.
Mr. Hadar has over 20 years of experience as a transactional business and real estate attorney. Mr. Hadar joined Procaccianti Companies after serving as general counsel to The Richmond Company, Inc., a real estate development company from June 2005 to June 2015, where he enjoyed a 10-year career overseeing all legal matters with respect to the acquisition, development, and ownership of a variety of commercial and residential real estate assets. Prior to that role, Mr. Hadar was with several national and regional law firms in Boston, Massachusetts, where he focused on capital markets transactions and corporate and real estate matters.
Mr. Hadar received his law degree from The University of Denver, Sturm College of Law in 1995, in Denver, Colorado. He received his undergraduate degree from the University of Rochester in 1990, in Rochester, New York. Mr. Hadar is admitted to practice in the Commonwealth of Massachusetts and as an In House Attorney with the State of Rhode Island. In addition, he has been a lecturer with Massachusetts Continuing Legal Education on various real estate matters and a member of the Massachusetts, Rhode Island, and American Bar Associations.
Our executive officers have stated that there are no arrangements or understandings of any kind between them and any other person relating to their appointments as executive officers.
Compensation of Executive Officers
We have no employees. Our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. In addition, our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.
Our executive officers are also officers of our advisor, and its affiliates, including TPG Hotels and Resorts, Inc. and its affiliates and/or designees, our property manager, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and our property management and leasing agreement. We also reimburse our advisor for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and property manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans and Unregistered Sales of Equity Securities.
We adopted the Long-Term Incentive Plan, pursuant to which our Board has the authority to grant restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to persons eligible under the plan. The maximum number of shares of our stock that may be issued pursuant to the Long-Term Incentive Plan is not to exceed an amount equal to 5% of the outstanding shares of our K Shares and A Shares on the date of grant of any such award. The following table provides information regarding the Long-Term Incentive Plan as of December 31, 2022:
Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	—	—	6,495,500
Equity compensation plans not approved by security holders	—	—
Total	—	—	6,495,500

(1)
On February 11, 2019, we granted 500 shares of Class K common stock to each of our independent directors. On each of July 11, 2019, November 17, 2020, December 8, 2021 and December 22, 2022, we granted an additional 250 shares of Class K common stock to each of the three independent directors. The fair value of each share of our Class K common stock that was issued on both February 11, 2019 and July 11, 2019, was estimated at the date of grant at $10.00 per K Share. The fair value of each share of our Class K common stock issued on November 17, 2020, was estimated to be $8.56 per K Share. The fair value of each share of our Class K common stock issued on December 8, 2021, was estimated to be $9.85 per K Share. The fair value of each share of our Class K common stock issued on December 22, 2022, was estimated to be $10.29 per K Share. As of December 31, 2022, we had issued an aggregate of 4,500 shares of Class K common stock to our independent directors in connection with their appointment or re-election to our Board. Restricted share awards vest over a specified period of time or upon attainment of pre-established performance objectives.

The shares described above were not registered under the Securities Act and were issued in reliance on Section 4(a)(2) of the Securities Act.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of October 7, 2023 regarding the beneficial ownership of our common stock by each person known by us to own 5.0% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on the outstanding shares of common stock, as of October 7, 2023.
Beneficial Owner	Number of Common Stock Beneficially Owned	Percent of All Common Stock Shares
TPG Hotel REIT Investor, LLC(1)	554,410	9.27%
Directors and Executive Officers
James A. Procaccianti	(2)	9.27%
Gregory Vickowski	(3)	9.27%
Lawrence Aubin(4)	1,500	*
Thomas R. Engel(4)	1,500	*
Ronald S. Ohsberg(4)	1,500	*
All executive officers and directors as a group (5 persons)	558,910	9.34%

*
represents less than 1.0% of the outstanding common stock

(1)
TPG Hotel REIT Investor, LLC is wholly-owned by TPG Hotel REIT Investor Holdings, LLC. As a result, the shares disclosed as beneficially owned by TPG Hotel REIT Investor, LLC are also included in the aggregate number of shares beneficially owned by each of Mr. Procaccianti and Mr. Vickowski. The address of each of TPG Hotel REIT Investor, LLC and TPG Hotel REIT Investor Holdings, LLC is 1140 Reservoir Avenue, Cranston, Rhode Island 02920.

(2)
Mr. Procaccianti is a managing member of TPG Hotel REIT Investor Holdings, LLC, which is the sole parent of TPG Hotel REIT Investor, LLC. As a managing member, Mr. Procaccianti possesses dispositive power with respect to the 554,410 shares of common stock owned by TPG Hotel REIT Investor, LLC, and as such, may be deemed to be the beneficial owner of such shares.

(3)
Mr. Vickowski is a managing member of TPG Hotel REIT Investor Holdings, LLC, which is the sole parent of TPG Hotel REIT Investor, LLC. As a managing member, Mr. Vickowski possesses dispositive power with respect to the 554,410 shares of common stock owned by TPG Hotel REIT Investor, LLC, and as such, may be deemed to be the beneficial owner of such shares.

(4)
Independent Director.

AUDIT COMMITTEE REPORT
Independent Auditors
Ernst & Young LLP (“E&Y”) is the independent registered public accounting firm selected by our audit committee for the fiscal year ending December 31, 2023. E&Y has served as our independent registered public accounting firm since 2016. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. E&Y representatives will be present at the 2023 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. The aggregate fees billed to us for professional accounting services by E&Y for the years ended December 31, 2022 and December 31, 2021 are respectively set forth in the table below.
	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit fees	$387,900	$360,000
Audit-related fees	—	—
Tax fees	122,935	90,835
All other fees	—	—
Total	$510,835	$450,835
For purpose of the preceding table, the professional fees are classified as follows:
•
Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.

•
Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes Oxley Act of 2002.

•
Tax fees — These are fees for all professional services performed by professional staff in E&Y’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•
All other fees — These are fees for other permissible work performed that do not meet the above-described categories, including a subscription to an accounting research website.

Pre-Approval Policies
The audit committee’s charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, including a subscription to an accounting research website, require specific pre-approval by the audit committee prior to the engagement of E&Y. All amounts specifically pre-approved by the chairman of the audit committee in accordance with this policy, are to be disclosed to the full audit committee at the next regularly scheduled meeting.
All services rendered by E&Y for the years ended December 31, 2021 and December 31, 2022 were pre-approved in accordance with the policies and procedures described above.
Report of the Audit Committee
Pursuant to the audit committee charter adopted by the Board, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of three independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.
In this context, in fulfilling its oversight responsibilities, the audit committee reviewed and discussed the 2022 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The audit committee reviewed with E&Y its judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and other matters required by the audit committee charter. In addition, the audit committee has received the written disclosures and the letter from E&Y required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence from the Company and its management. When considering the independence of E&Y, the audit committee considered whether its array of services to the Company beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, E&Y.
The audit committee discussed with E&Y the overall scope and plans for the audit. The audit committee meets periodically with E&Y, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2022 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The Audit Committee of the Board of Directors: Ronald S. Ohsberg (Chairman) Thomas R. Engel Lawrence Aubin

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2022 and as of June 30, 2023. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.
Each of our executive officers is affiliated with our advisor and its affiliates. In addition, each of our executive officers also serves as an officer of our advisor, property manager and/or other affiliated entities.
Substantially all of our business is conducted through Procaccianti Hotel REIT, L.P., a Delaware limited partnership that is wholly-owned by us (the “Operating Partnership”). We are the sole general partner of the Operating Partnership. We are managed by our advisor, Procaccianti Hotel Advisors, LLC (“PHA”) pursuant to an advisory agreement by and among us, our Operating Partnership and PHA. PHA is an affiliate of our sponsor, Procaccianti Companies, Inc.
Advisory Agreement
The Company entered into the Amended and Restated Advisory Agreement on August 2, 2018, with PHA and the Operating Partnership (as amended and renewed, the “Advisory Agreement”). The Advisory Agreement has a one-year term, subject to renewals upon mutual consent of PHA and the Company’s independent directors for an unlimited number of successive one-year periods. On November 22, 2019, the Company, the Operating Partnership and PHA entered into the Second Amendment to the Advisory Agreement (the “Advisory Agreement Amendment”) in order to revise certain terms regarding the accrual of interest on deferred acquisition, disposition and asset management fees, as well as the deferral of asset management fees paid to PHA. On June 27, 2023, the board of directors of the Company, including all independent directors of the Company, after review of PHA’s performance during the last year, authorized the Company to execute a mutual consent to renew the Advisory Agreement, by and among the Company, the Operating Partnership and PHA. The renewal was for a one-year term and was effective on August 2, 2023.
Pursuant to the Advisory Agreement, PHA oversees the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, and other administrative services. PHA also performs, or oversees the performance of, the Company’s corporate operations and required administrative services, which include maintaining required financial records and preparing reports to stockholders and filings with the SEC. In addition, PHA assists an independent valuation firm and the Company’s board of directors in calculating and determining the Company’s estimated net asset value, and assists the Company in overseeing the preparation and filing of tax returns, payment of expenses and for the performance of administrative and professional services rendered to the Company by others. The Company reimburses PHA for certain expenses and pays PHA certain fees pertaining to services provided.
Operating Expenses
The Company is also required to reimburse PHA for costs incurred in providing these administrative services. PHA is required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues and/or time allocations. At least annually, the Company’s board of directors will review the amount of administrative services expense reimbursable to PHA to determine whether such amounts are reasonable in relation to the services provided. For the year ended December 31, 2022, and the six months ended June 30, 2023, the Company incurred $156,038 and $74,467 of such administrative service expenses, respectively. For the year ended December 31, 2021, and the six months ended June 30, 2022, the Company incurred $187,198 and $87,693 of such administrative service expenses, respectively.
Acquisition Fee
The Company will pay PHA acquisition fees as described below:
Acquisition Fee:   Fee for providing services including selecting, evaluating and acquiring potential investments, or the acquisition fee. The total acquisition fee payable to PHA shall equal 1.5% of the Gross Contract Purchase Price of an investment, which as defined in the Advisory Agreement, represents the amount actually paid or allocated in respect of the purchase of an investment, inclusive of acquisition expenses and any indebtedness assumed or incurred. Payment of such fee will be deferred until the occurrence of a (i) liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of the Company, including as a result of the sale of all or substantially all of the Company’s assets for cash or other consideration), (ii) the Company’s sale or merger in a transaction that provides stockholders with cash, securities or a combination of cash and securities, (iii) the listing of the Company’s shares of common stock on a national securities exchange, or (iv) the termination of the Advisory Agreement, other than for cause, or the non-renewal of the Advisory Agreement. The preceding clauses (ii) and (iii) are defined as an “Other Liquidity Event”. Under the Advisory Agreement Amendment, deferred acquisition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum until the day immediately following the Fifth Anniversary (as defined herein), at which time such interest will cease to further accrue.
There were no acquisition fees incurred for the year ended December 31, 2022 and the six months ended June 30, 2023. For the year ended December 31, 2021, and the six months ended June 30, 2022, the Company incurred $264,789 and $0 in acquisition fees. Interest Expense on the outstanding acquisition fees was $74,648 and $37,017 for the year ended December 31, 2022 and the six months ended June 30, 2023, respectively.
Asset Management Fee
The Company will pay PHA asset management fees as described below:
Asset Management Fee:   Quarterly fee equal to one-fourth of 0.75% of the adjusted cost of the Company’s assets and the amounts actually paid or allocated in respect of the acquisition of loans, before reduction for depreciation, amortization, impairment charges, and cumulative acquisition costs charged to expense in accordance with GAAP, or the asset management fee. The adjusted cost will include the purchase price, acquisition expenses, capital expenditures, and other customary capitalized costs. The Advisory Agreement Amendment clarified the duration of the asset management fee and accrual of interest on deferred asset management fees. The asset management fee will be payable to PHA quarterly in arrears, based on the adjusted cost on the last date of the prior quarter, adjusted for appropriate closing dates for individual investments. Payment of the asset management fee will be deferred on a quarterly basis if at any time all accumulated, accrued, and unpaid 6% distributions have not been paid in full to the holders of the K Shares, K-I Shares, K-T Shares and any parity security. Any such deferred asset management fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum. If the Company has not completed a liquidation event by the fifth anniversary of the date the Company terminates its initial public offering (the “Public Offering”) (including any follow-on offering) (the “Fifth Anniversary”), on the day immediately following the Fifth Anniversary, (i) the asset management fees payable pursuant to the Advisory Agreement cease to accrue and (ii) interest that accrued at a non-compounded rate of 6.0% per annum on the deferred asset management fees will cease to accrue. For the avoidance of doubt, all accrued and unpaid principal and interest amounts in connection with the asset management fee at the Fifth Anniversary will remain outstanding.
For the year ended December 31, 2022 and the for the six months ended June 30, 2023, the Company incurred $708,318 and $358,016 in asset management fees, respectively. Interest expense on the outstanding asset management fees was $18,408 for the year ended December 31, 2022 and $13,309 for the six months ended June 30, 2023.

Disposition Fee
The Company will pay PHA disposition fees as described below:
Disposition Fee:   Fee for providing a substantial amount of services in connection with the sale of a property or real estate-related assets, as determined by a majority of the Company’s independent directors, or the disposition fee. The disposition fee will equal one-half of the brokerage commissions paid on the sale of an investment. In no event will the disposition fee exceed 1.5% of the sales price of each investment. Payment of the disposition fee to PHA will be deferred until the occurrence of (i) a liquidation event, (ii) an Other Liquidity Event, or (iii) the termination of the Advisory Agreement, other than for cause, or the non-renewal of the Advisory Agreement. Under the Advisory Agreement Amendment, deferred disposition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum until the day immediately following the Fifth Anniversary, at which time such interest will cease to further accrue.
There were no disposition fees incurred for the year ended December 31, 2022, nor were there any for the six months ended June 30, 2023.
Acquisition Expenses
The Company will reimburse PHA for acquisition expenses actually incurred (excluding personnel costs) related to selecting, evaluating, and making investments on the Company’s behalf. All acquisition expenses as of December 31, 2022 and the six months ended June 30, 2023, have been paid directly by the Company and there have been no reimbursements to PHA.
Organization and Offering Costs
Organization and offering costs include selling commissions, dealer manager fees, stockholder servicing fees and any other elements of underwriting compensation, legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals.
Certain organization and offering costs have been incurred by PHA on behalf of the Company.
As of December 31, 2022, the total amount of organization and offering costs, exclusive of selling commissions, dealer manager fees and stockholder servicing fees, incurred by PHA and its affiliates related to our private offering (the “Private Offering”) and the Public Offering was $8,752,997, of which $1,026,564 has been reimbursed through the issuance of A Shares to an affiliate of PHA and payments to PHA of $3,312,833. As of June 30, 2023, the total amount of organization and offering costs, exclusive of selling commissions, dealer manager fees and stockholder servicing fees, incurred by PHA and its affiliates related to the Private Offering and the Public Offering was $8,752,997, of which $1,026,564 has been reimbursed through the issuance of A Shares to an affiliate of PHA and payments to PHA of $3,312,833. The Company may reimburse PHA and its affiliates for organization and offering costs incurred on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses to exceed 15% of the gross offering proceeds of the Public Offering as of the termination of the Public Offering, or the 15% cap. As of December 31, 2022 and June 30, 2023, the Company had no balances due to or from PHA for the reimbursement of organization and offering costs.
The Company records organization and offering costs as charges against additional paid in capital on the condensed consolidated balance sheets as the Company raises proceeds in its continuous Public Offering. These amounts represent 15% of the gross offering proceeds of the Private Offering and the Public Offering as of a particular date, the maximum amount allowed to be recognized by the Company in its financial statements in accordance with the rules established by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company recognized organization and offering costs of $0 for the year ended December 31, 2022 and the six months ended June 30, 2023.

Property Management Fee and Reimbursement
Wholly owned subsidiaries of PCF and the Operating Partnership entered into hotel management agreements with affiliates of the Company for the management of each of the Company’s hotels. Under the terms of the management agreements, the manager operates and manages each hotel, including making all human resource decisions. The employees of the hotels are employed by the managers, however, pursuant to the management agreements, all compensation of hotel personnel is recorded as a direct operating expense of the hotel. The manager of each hotel is paid a base management fee equal to 3% of the respective hotel’s gross revenues and is also reimbursed for certain expenses and centralized service costs.
The terms of the in-place management agreements expire March 28, 2024, March 28, 2024, August 14, 2024, February 26, 2025 and June 3, 2031 for the Staybridge Suites St. Petersburg, the Springhill Suites Wilmington, the Hotel Indigo Traverse City, the Hilton Garden Inn Providence and the Cherry Tree Inn, respectively. Aggregate property management fees earned for the year ended December 31, 2022 and the six months ended June 30, 2023 were $894,075 and $403,239, respectively, and are included in the property management fees to affiliates balance on the statement of operations. As of December 31, 2022 and the six months ended June 30, 2023, $68,647 and $102,879, respectively, of accrued property management fees payable were included in due to related parties on the balance sheet. Aggregate net reimbursements for certain expenses for the year ended December 31, 2022 and the six months ended June 30, 2023 were $762,324 and $342,027, respectively. As of December 31, 2022, $61,982 of expense reimbursements were included in due to related parties on the consolidated balance sheets. As of June 30, 2023, $73,561 of expense reimbursements were included in due to related parties on the condensed consolidated balance sheet. During the year ended December 31, 2022 and the six months ended June 30, 2023, the Company paid $460,222 and $594,143, respectively, to TPG Risk Services, LLC, an affiliate of the Company, for the reimbursement of prepaid insurance at the hotel properties. As of December 31, 2022 and June 30, 2023, $76,718 and $21,760, respectively, of amounts owed to TPG Risk Services, LLC were included in the due to related parties balance. As of December 31, 2021, $3,749 of prepaid insurance reimbursements were included in due from TPG Risk Services, LLC on the consolidated balance sheets. During the year ended December 31, 2022, the Company paid an affiliate $63,552 for expenses identified as incorrectly charged and included such in due from related parties on the consolidated balance sheet at December 31, 2022.
Construction Management Fee
The Company pays its property managers or third parties selected by PHA, after requesting bids from such parties, a construction management fee (which may include expense reimbursements) based on market rates for such services in the markets in which the hotel properties are located and will take into account the nature of the services to be performed, which generally will constitute the supervision or coordination of any construction, improvements, refurbishments, renovations, or restorations of the Company’s hotel properties. If PHA selects the property manager or another affiliate of the Sponsor to perform such services, any resulting agreement must be approved by a majority of the Company’s board of directors, including a majority of its independent directors. Construction management fees incurred during the year ended December 31, 2022 and the six months ended June 30, 2023 were $1,620,024 and $0, respectively. During the year ended December 31, 2022 and the six months ended June 30, 2023, the Company reimbursed TPG Construction, LLC, an affiliate of the Company, $1,752,746 and $1,952, respectively for capital expenditure costs incurred at the hotel properties. Included in the due from related parties balance at December 31, 2022 and at June 30, 2023 were receivables for TPG Construction in the amounts of $198,596 and $47,540, relating to working capital requests to provide funding for vendors and contractor deposits at the Cherry Tree Inn and the Hilton Garden Inn Providence, respectively. As of December 31, 2022 and the six months ended June 30, 2023, $1,952 and $0, respectively, of construction reimbursements were included in the due to related parties balance.
Additional Service Fees
If the Company requests that PHA or its affiliates perform other services, including but not limited to, renovation evaluations, the compensation terms for those services shall be approved by a majority of the members of the Company’s board of directors, including a majority of the board’s independent directors. No such fees for additional services were incurred for the years ended December 31, 2022 or the six months ended June 30, 2023.

Payment Upon Listing of Shares
If the Company lists any of its shares of capital stock on a national securities exchange (which automatically results in a termination of the Advisory Agreement), the Company will be obligated to pay PHA the amount PHA would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if the Company liquidated and received liquidation proceeds equal to the market value of the Company, which is limited to the excess of market value over the liquidation preference on K Shares, K-I Shares and K-T Shares.
Payment Upon a Merger or Acquisition Transaction
If the Company terminates the Advisory Agreement in connection with or in contemplation of a transaction involving a merger or acquisition, the Company would be obligated to pay PHA the amount PHA would be entitled to receive as if the Company liquidated and received net liquidation proceeds equal to the consideration paid to the stockholders in such transaction.
Payment Upon Other Advisory Agreement Termination
The Company may elect not to renew the Advisory Agreement. The Company has the right to terminate the Advisory Agreement without cause, or other than in connection with a listing of the Company’s shares or a transaction involving a merger or acquisition or other than for cause (“Non-cause Advisory Agreement Termination”). If a Non-cause Advisory Agreement Termination were to occur, the Company would be obligated to make a cash payment to PHA in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of the Company’s assets or net assets. The Company would be obligated to repurchase its A Shares for an amount equal to the greater of: (1) any accrued common ordinary distributions on the A Shares plus the stated value of the outstanding A Shares ($10.00 per A Share) or (2) the amount the holders of A Shares would be entitled to receive if the Company liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of the Company’s investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. Any shares of Class B common stock, par value $0.01 per share (“B Shares”), then outstanding would remain outstanding. The amounts payable on account of the repurchase of A Shares may be paid, in the discretion of a majority of the Company’s board of directors, including a majority of the Company’s independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of the Company’s independent directors.
Payment Upon Advisory Agreement Termination for Cause
If the Company terminates the Advisory Agreement for cause, the Company would not have a current obligation to make any payments to PHA or to S2K Servicing LLC, an affiliate of the dealer manager. However, any A Shares and B Shares held by them or their affiliates would remain outstanding. In addition, any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest thereon would be payable upon a liquidation event.
Amended and Restated Operating Partnership Agreement
In connection with the Hilton Garden Inn Providence acquisition, effective February 27, 2020, the Company, as general partner of the Operating Partnership, Procaccianti Hotel REIT, LP, LLC and certain principals and affiliates of the Sponsor that were issued Class K OP Units entered into an Amended and Restated Agreement of Limited Partnership of Procaccianti Hotel REIT, L.P. (the “Amended and Restated Operating Partnership Agreement”). For a description of the material terms of the Amended and Restated Operating Partnership Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2020.

Loans from Affiliates
The Company has combined subordinated promissory notes of $94,194 from PHA that bear interest at the current blended long term applicable federal rate (“AFR”). The blended long term AFR was 2.38% for the year ended December 31, 2022. The maturity date of the notes is the date after all outstanding K Shares have received all accumulated, accrued and unpaid distributions due and owing under the terms of the Company’s organization documents and the liquidation preference on the K Shares pursuant to the Company’s organization documents has been paid in full, as well as upon any event of default. These amounts are included in due to related parties on the consolidated balance sheets at December 31, 2022. Interest expense was $2,245 for the year ended December 31, 2022, and is included in interest expense on the consolidated statements of operations and in due to related parties on the consolidated balance sheets. The blended long term AFR was 3.88% for the six months ended June 30, 2023. Interest expense was $909 for the six months ended June 30, 2023.
Review, Approval or Ratification of Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, (A) our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our directors and our advisor and its affiliates, and (2) certain future offerings, and (B) the advisory agreement contains procedures and restrictions relating to the allocation of investment opportunities among entities affiliated with our advisor. These restrictions include, among others, the following:
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We will not purchase or lease properties from our sponsor, our advisor, any of our directors, or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors, or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

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We will not make any loans to our sponsor, our advisor, any of our directors, or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, at the end of each fiscal quarter for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor at the end of any fiscal quarter for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the four consecutive fiscal quarters then ended exceeded the greater of  (i) 2.0% of our average invested assets for such period or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period, unless our independent directors determine such excess expenses are justified.

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If an investment opportunity becomes available that is deemed suitable, after our advisor’s and our board of directors’ consideration of pertinent factors, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether an investment opportunity is suitable for more than one such entity, our advisor and our board of directors shall examine, among others, the following factors:
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which vehicle has available cash (including availability under lines of credit) to acquire an investment;

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concentration and diversification concerns for a vehicle relative to the prospective investment;

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how the investment size, potential leverage, transaction structure and anticipated cash flows affect each vehicle in light of the vehicles targeted returns and cash flow needs;

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whether the estimated transaction timing will be more advantageous (or possible) for a particular vehicle;

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how closely aligned the proposed investment is with a vehicle’s investment objectives; and

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whether the proposed investment conforms to the brand, class and operation parameters of a particular vehicle’s property acquisitions objectives.

If a subsequent development, such as a delay in the closing of the acquisition or construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including our independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable and applied fairly to us.
STOCKHOLDER PROPOSALS
Any proposals by stockholders for inclusion in proxy solicitation material for the 2024 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2024 Annual Meeting of Stockholders, must be received by our secretary, Ron Hadar, at our offices no later than June 12, 2024, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2024 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2024 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Ron Hadar, at our offices no earlier than May 13, 2024 and no later than 5:00 p.m. Eastern Time on June 12, 2024. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, was mailed to stockholders on or about April 6, 2023. Our Annual Report on Form 10-K is incorporated in this proxy statement and is deemed a part of the proxy soliciting material.
ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: PROCACCIANTI HOTEL REIT, INC., 1140 RESERVOIR AVENUE, CRANSTON, RI 02920, ATTENTION: SECRETARY.
OTHER MATTERS
As of the date of this proxy statement, the Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.
You may also obtain our other SEC filings and certain other information concerning us through the Internet at www.sec.gov and https://www.prochotelreit.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.
You are cordially invited to attend the 2023 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.
By Order of the Board of Directors,

Ron Hadar Secretary and General Counsel
PLEASE VOTE — YOUR VOTE IS IMPORTANT

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:PROCACCIANTI HOTEL REIT, INC.Annual Meeting of Stockholders For Stockholders of record as of October 7, 2023 DATE: Friday, December 22, 2023 TIME: 10:00 AM, Eastern Time PLACE: 1140 Reservoir Avenue, Cranston, RI, 02920-6320 This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Procaccianti Hotel REIT, Inc., a Maryland corporation, hereby appoints James A. Procaccianti, Gregory Vickowski, and Ron Hadar, and each of them, as proxies of the undersigned with full power of substitution in each of them as determined by the Board of Directors of Procaccianti Hotel REIT, Inc. on behalf and in the name of the undersigned, to attend the 2023 Annual Meeting of Stockholders of Procaccianti Hotel REIT, Inc. to be held on December 22, 2023 at 10:00 a.m. (ET), at the offices of Procaccianti Hotel REIT, Inc., located at 1140 Reservoir Avenue, Cranston, RI 02920-6320 and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/PROC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-256-0074 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions LIVE AGENT Call 1-844-857-5731 • Speak to a live agent and vote on a recorded line MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916

PROCACCIANTI HOTEL REIT, INC. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSAL 1 PROPOSAL YOUR VOTE 1. To consider and vote upon the re-election of five directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. FOR WITHHOLD 1.01 James A. Procaccianti #P2# #P2# 1.02 Gregory Vickowski #P3# #P3# 1.03 Lawrence Aubin #P4# #P4# 1.04 Thomas R. Engel #P5# #P5# 1.05 Ronald S. Ohsberg #P6# #P6# Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X